Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Investor Relations

314/994-2897

FOR IMMEDIATE RELEASE

Arch Coal, Inc. Announces New Roles for Drexler and Giljum

ST. LOUIS, March 24, 2020 – Arch Coal, Inc. (NYSE: ARCH) today announced that – as part of its ongoing succession process – John T. Drexler will become the company’s chief operating officer and Matthew C. Giljum will become its chief financial officer, effective April 30.  Drexler is currently Arch’s chief financial officer and Giljum is currently Arch’s treasurer and vice president of finance.

“John has done a tremendous job as chief financial officer during a period of great transition for the company,” said Paul A. Lang, Arch’s incoming chief executive officer.  “Under John’s leadership, Arch has conducted a highly successful capital return program and built the industry’s strongest balance sheet, while at the same time ensuring ample funding for the build-out of our world-class growth project at Leer South.  John is a skilled leader with an exceptional understanding of our business and operating portfolio, and I’m confident that he will be highly successful in this pivotal new role with the company.”

“Matt is exceptionally well-equipped to succeed John as Arch’s next chief financial officer,” Lang continued.  “He has played an instrumental role on the company’s financial leadership team for many years and has contributed significantly to our strong performance and numerous achievements on that front.  I am certain he will make an even greater contribution to the company’s ongoing growth and success in this significant, new capacity.”

Both Drexler and Giljum will report to Lang.

Drexler has served as Arch’s senior vice president and chief financial officer since 2008.  Prior to that role, he held the positions of vice president of finance and accounting; vice president of accounting, reporting and planning; and director of planning and forecasting, among others.  He joined Arch in 1998 after beginning his career at EY.  He is a Certified Public Accountant and holds a B.S. degree from the University of Missouri.  In addition to his responsibilities at Arch, Drexler serves on the board of Knight Hawk Coal Company, and is the former board chair and current finance committee chair of The Magic House, a nationally recognized children’s museum located in Saint Louis.

Giljum has served as Arch’s vice president of finance and treasurer since 2015.  Prior to that role, he served as the company’s vice president of finance, as well as a number of other positions of increasing responsibility in the company’s finance department.  Giljum joined the company in 2002 after beginning his career at EY.  He is a Certified Public Accountant and holds a B.S. from the University of Missouri and an MBA from Washington University in Saint Louis.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries. Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the Powder River Basin and other strategic supply regions. For more information, visit www.archcoal.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions; from our ability to achieve expected synergies from the joint venture; from our ability to successfully integrate the operations of certain mines in the joint venture; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature, and natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease (COVID-19). These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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